Exhibit 99.1

[CATALINA MARKETING LOGO]


NEWS

CONTACT:                                                   FOR IMMEDIATE RELEASE
Christopher W. Wolf
Chief Financial Officer
(727) 579-5218

Joanne Freiberger
Vice President, Finance
(727) 579-5116


                    CATALINA MARKETING ANNOUNCES RESIGNATION
                             OF INDEPENDENT AUDITORS


ST. PETERSBURG,  Fla., August 25, 2003 - Catalina  Marketing  Corporation (NYSE:
POS) announced today that Ernst & Young LLP has resigned as the company's independent auditors, effective August 20, 2003. The company's audit committee has begun the process of conducting its search for and interviewing new independent auditors to audit the company's fiscal year 2003, including the finalization of the proper accounting treatment for the revenue recognition accounting issues previously disclosed.

The company expects to file a report on Form 8-K with the Securities and Exchange Commission today to report the auditor resignation and disclose certain "reportable events" identified by Ernst & Young LLP to the company. The company is already reviewing the accounting issues underlying the reportable events, and it will address all such issues, as appropriate, with its new auditor. The accounting issues that give rise to the "reportable events" that will be described in the Form 8-K filing are as follows: (i) the timing of the company's accounting for revenues derived from its customer arrangements in the Catalina Health Resource division in light of the discovery by the company's management of certain agreements with customers that were not reflected in the written agreement and/or appropriately considered in connection with the company's accounting for the arrangements, and certain other elements of one significant multi-year arrangement, (ii) the timing of the company's accounting with respect to revenue recognition in the Catalina Health Resource division and the Catalina Manufacturer Services division to the extent that certain customer contracts had not been executed by both parties during the period in which the revenue was first recognized, (iii) the timing of the company's accounting treatment of its customer arrangements in the Catalina Manufacturer Services division and in the Catalina Health Resource division with respect to certain exclusivity rights granted to customers for the contractual periods of its arrangements, (iv) the company's accounting treatment for certain non-cash transactions in the Catalina Retail Services division, and (v) the company's disclosure of segment information for financial reporting.


                                    - More -

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POS announces resignation of auditor
Page 2


As noted, the company is continuing to evaluate the timing issues related to revenue recognition at CHR and its base business and is evaluating the impact of the reportable events identified by Ernst & Young LLP. Due to the ongoing review, the company has delayed the filing of its annual report on Form 10-K for fiscal 2003, ended March 31, 2003, and its quarterly report on Form 10-Q for the first quarter of fiscal 2004, ended June 30, 2003. Previously filed financial statements of the company, including the associated audit opinions and review reports of the company's independent accountants, should not be relied upon until the company's review is complete.

Daniel D. Granger, Chairman and Chief Executive Officer commented, "While the resignation of Ernst & Young is unfortunate, the company will continue to dedicate the necessary resources to resolve these issues as quickly as possible. We expect to engage a new independent auditor in the near future and will announce the engagement as soon as the search process is complete. In the meantime, we are maintaining the focus on our key business strategies and the performance of our day to day business operations. It is important to emphasize that the accounting issues do not have any impact on the health of our businesses overall. We are the leaders in behavior-based marketing services, and intend to maintain our leadership position."

Based in St. Petersburg, Fla., Catalina Marketing Corporation (www.catalinamarketing.com) provides a wide range of behavior-based marketing services for manufacturers and retailers. These behavior-based marketing services are provided by interrelated operating groups that strive to influence purchase behavior of consumers wherever and whenever they make purchase decisions. Through these operating groups, Catalina Marketing Corporation is able to reach consumers internationally and domestically -- in-store, using incentives, loyalty programs and advertising messages, and at-home, through direct mail and sampling. Personally identifiable data that may be collected from the company's targeted marketing programs, as well as its research programs, is never sold or given to any outside party without the express permission of the consumer.

Certain statements in the preceding paragraphs are forward looking, and actual results may differ materially. Statements not based on historic facts involve risks and uncertainties, including, but not limited to, the changing market for promotional activities, especially as it relates to policies and programs of packaged goods and pharmaceutical manufacturers for the issuance of certain product coupons and other promotions, the effect of economic and competitive conditions and seasonal variations, actual promotional activities and programs with the company's customers, the pace of installation of the company's store network, the policies and programs of the company's retail partners, the success of new services and businesses and the pace of their implementation, and the company's ability to maintain favorable client relationships.


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